Item 77C - DWS Equity 500 Index Portfolio

Registrant incorporates by reference to the Proxy Statement for DWS
S&P 500 Index Fund filed on April 18, 2006 (Accession No.
0001193125-06-082517).
A Special Meeting of Shareholders (the "Meeting") of DWS Equity 500
Index Portfolio (the "Portfolio") was held on May 5, 2006, at the offices of Deutsche Asset Management, Inc., 345 Park Avenue, New York, New
York 10154. At the Meeting, the following matters were voted upon by the shareholders (the resulting votes are presented below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
57,617,596.130
3,891,067.330
Dawn-Marie Driscoll
57,591,332.617
3,917,330.843
Keith R. Fox
57,604,938.331
3,903,725.129
Kenneth C. Froewiss
57,637,535.228
3,871,128.232
Martin J. Gruber
57,588,079.198
3,920,584.262
Richard J. Herring
57,631,382.838
3,877,280,622
Graham E. Jones
57,521,498.803
3,987,164.657
Rebecca W. Rimel
57,635,722.248
3,872,941.212
Philip Saunders, Jr.
57,607,167.464
3,901,495.996
William N. Searcy, Jr.
57,628,678.751
3,879,984.709
Jean Gleason
Stromberg
57,577,473.848
3,931,189.612
Carl W. Vogt
57,497,001.103
4,011,662.357
Axel Schwarzer
57,565,173.425
3,943,490.035

II-B.	Approval of an Amended and Restated Investment Management
Agreement with Deutsche Asset Management, Inc.

Number of Votes:
For
Against
Abstain
52,603,376.298
4,963,655.137
3,941,632.025

II-C.	Approval of an Amended and Restated Investment Management
Agreement between the Portfolio and Deutsche Investment
Management Americas Inc.

Number of Votes:
For
Against
Abstain
52,437,644.651
4,823,546.182
4,247,472.627

II-D.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
54,587,151.513
2,974,076.609
3,947,435.338

III.	Approval of revised fundamental investment restrictions for the
Portfolio on:
III-A.	Borrowing Money

Number of Votes:
For
Against
Abstain
55,016,045.296
2,342,135.948
4,150,482.216

III-B.	Senior Securities

Number of Votes:
For
Against
Abstain
55,069,640.480
2,279,882.788
4,159,140.192

III-C.	Concentration

Number of Votes:
For
Against
Abstain
55,089,477.187
2,260,046.081
4,159,140.192

III-D.	Underwriting

Number of Votes:
For
Against
Abstain
55,102,352.639
2,247,170.629
4,159,140.192

III-E.	Real Estate

Number of Votes:
For
Against
Abstain
55,074,014.294
2,284,166.950
4,150,482.216

III-F.	Commodities

Number of Votes:
For
Against
Abstain
54,968,508.645
2,389,672.599
4,150,482.216

III-G.	Oil, Gas and Mineral Interests

Number of Votes:
For
Against
Abstain
55,078,056.451
2,286,896.993
4,143,710.016

III-H.	Lending

Number of Votes:
For
Against
Abstain
54,924,634.310
2,416,539.717
4,167,489.433

III-I	Diversification

Number of Votes:
For
Against
Abstain
55,104,553.304
2,242,932.377
4,161,177.779